LOAN AGREEMENT

THIS AGREEMENT is entered into as of June 8, 2012, by Palmer-Mapletree LLC, a Delaware limited liability company with its principal place of business at 9 East 40th Street, Suite 900, New York, New York ("Borrower") and Country Bank for Savings, with its main office presently located at 75 Main Street, Ware, Massachusetts ("Lender").

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, Borrower and Lender agree as follows:

ARTICLE I - LOANS

Section 1.1 Notes. Subject to the terms and conditions of this Agreement and that certain Commercial Note of even date herewith issued by Borrower to Lender in the principal amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the “Commercial Note”) and a Demand Revolving Line of Credit Note in the maximum amount of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the “Demand Note”), Lender hereby agrees to lend to Borrower and Borrower hereby agrees to borrow from Lender, the aggregate amount not to exceed ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (the "Loans"), and in consideration therefor, Borrower agrees to pay interest to Lender as set forth in the Commercial Note and the Demand Note (the “Notes”).

Section 1.2 Security. Borrower has entered into that certain Mortgage and Security Agreement (the "Mortgage"); that certain Collateral Assignment of Rents and Leases (the "Assignment"), both of even date herewith, with respect to the property known as 20 Wilbraham Street, Palmer, Massachusetts described in Exhibit A attached hereto (the "Property”), which Mortgage and Assignment secures the Loans and the Obligations as defined in the Mortgage and the Assignment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties. To induce Lender to make the Loans and enter into this Agreement, Borrower makes the representations and warranties set forth in this Section 2.1. Where representations and warranties are made in or pursuant to this Agreement to "Borrower's Knowledge", such representations and warranties are made based on the actual knowledge of Borrower, after due inquiry (a) of each of the principals of Borrower identified on Exhibit B (the "Principals"), each of the representatives of the Principals identified on Exhibit B, and any attorneys representing Borrower or any of the Principals in connection with the transactions contemplated hereby, and (b) into all information contained in documents under the control of any of the foregoing.

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Section 2.1.1 Principals. No Principal has ever been convicted of any crime (other than moving vehicle violations for which the only consequence is payment of a fine or penalty of less than $1,000.00) or ever made an assignment for the benefit of his creditors, filed a voluntary petition (or has been subject to an involuntary petition) under Title 11 of the United States Code, filed any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy code or any other bankruptcy or insolvency statute or law, sought or consented to or acquiesced in the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of any Principal or of all or any substantial part of any of the assets or properties of any of them.

Section 2.1.2 Borrower. Borrower is a limited liability company duly and validly organized and existing under the laws of the State of Delaware and is duly registered within the Commonwealth of Massachusetts as a foreign limited liability company, has all requisite power and authority to enter into and to perform all of its duties and obligations under this Agreement and all the other loan documents (any and all loan documents by the Borrower are collectively referred to as the “Loan Documents”) and has made all necessary filings relating to its existence or doing business and is qualified or registered to do business in every state in which its maintenance of an office or conduct of business requires such qualification. This Agreement and all of the other Loan Documents have been duly authorized, executed and delivered by Borrower and all consents for this transaction, which consents are required under the organizational documents of Borrower or by any agreement or contract by which Borrower is bound or by law, have been obtained; this Agreement and all of the other Loan Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, subject to bankruptcy and other generally applicable laws limiting creditors' rights, and do not violate any provisions of any agreement, law or judicial or other governmental order to which Borrower is a party or to which Borrower is subject; Borrower has no assets other than the Property or such other assets which have been disclosed in writing to the Lender; Borrower has never made an assignment for the benefit of its creditors, filed a voluntary petition (or has been subject to an involuntary petition) under Title 11 of the United States Code, filed any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy code or any other bankruptcy or insolvency statute or law, sought or consented to or acquiesced in the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Borrower or of all or any substantial part of any of its assets or properties.

Section 2.1.3 Officers. The sole Managers of the Borrower are Nickolas W. Jekogian and Alexander Ludwig. Borrower has delivered to Lender true, complete and accurate copies of all organizational documents of the Borrower and all amendments thereto, including the Operating Agreement dated as of the date hereof (the " Agreement"); the Agreement have not been terminated, modified or amended, and is in full force and effect.

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Section 2.1.4 Property Ownership. Borrower has good, clear, record and marketable title to the Property described in Exhibit A. The Property is subject only to the permitted exceptions (the "Permitted Exceptions") described for the Property in the title policy issued to Lender by Fidelity National Title Insurance Company in connection with the Loans; no event has occurred since the date as of which the Property was appraised for Lender in connection with these Loans which event has a material adverse impact on the fair market value of such Property.

Section 2.1.5 Compliance with Obligations. All consents, approvals or waivers of any Member of Borrower, any Principal or any third party required for the consummation of the transactions contemplated by the Loan Documents have been obtained; neither the execution and delivery of this Agreement and the other Loan Documents nor the performance of obligations set forth therein or the consummation of the contemplated transactions, will (i) vest in any party any right to exercise any election or right of purchase or (ii) constitute any breach, violation or default under any agreement, instrument, order, rule or regulation or other obligation or requirement to which Borrower or any of its property or assets is a party, subject or bound; neither the execution and delivery of this Agreement and the other Loan Documents nor the performance of the terms thereof and consummation of the transactions provided for therein will result in any lien or encumbrance upon any property or asset of Borrower except as contemplated in this Agreement and the other Loan Documents.

Section 2.1.6 Financial Condition. The factual basis for the most recent written appraisals prepared (or updated) and submitted to Lender by Borrower in connection with the Loans is correct to Borrower's Knowledge; all other written statements, financial or otherwise, submitted by Borrower and each of the Principals to Lender in connection with the transactions evidenced by the Loan Documents and (with respect to financial information) pertaining to historical conditions or performance as opposed to projections or forecasts are, true, complete, and correct in all material respects; each financial statement fairly presents the financial condition of the subject thereof and no material adverse change has occurred since the date of such statements with respect to Borrower; Borrower has delivered to Lender pro forma operating statements and a pro forma balance sheet; any financial statements which are on an accrual basis contain adequate reserves and notations for all significant accruals or contingencies and fairly represent the financial condition of the person, entity or property to which they pertain as of the date thereof; since the dates of any financial statement or certification delivered to Lender, Borrower and Principals have not experienced any material adverse change in its business, condition, assets, operations or prospects, and no event has occurred that might have such an effect; and there are no material liabilities, contingent or otherwise, or any material unrealized or anticipated losses from unfavorable commitments, or any adverse changes in the position of Borrower and Principals or the Property that have not been disclosed to Lender in writing.

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Section 2.1.7 Leases and Property Agreements. Attached as Exhibit C are all of the true and correct leases, subleases and other occupancy agreements affecting the Property as shown on the rent roll on Exhibit C (the “Leases”); Borrower has delivered to Lender true and complete copies of all leases, subleases and other occupancy agreements affecting the Property; the leases and subleases are in full force and effect; the leases and subleases represent the entire agreements with the tenants thereunder and there are no other agreements, oral or written, relating to or granting any occupancy rights in or to the Property; except as shown on Exhibit C, no tenant or subtenant is in default of any payment or other material obligation under any of the leases or subleases; except as shown on Exhibit C, there is no circumstance which with the passage of time or the giving of notice, or both, would ripen into a default of any payment or other material obligation by any tenant or subtenant, and no tenant or subtenant intends to vacate or default; the rents set forth in the Leases are being collected on a current basis; no tenant or subtenant has paid rent more than one (1) month in advance (except for security deposits and last months' rents aggregating not more than two months' rent); no renewals or extension options have been granted to any tenant or subtenant except as set forth in the Leases; no tenant is entitled to rental concessions or abatements except as set forth in the Leases; there are no unsatisfied construction requirements or other pre-conditions to the payment of full rent under the leases or subleases, and there are no unsatisfied leasing commissions with respect to the leases or subleases; no tenant or subtenant has been granted or is entitled to a right or option of first refusal to purchase or acquire the Property or any portion thereof or interest therein except as disclosed in the Leases; Borrower is not in default under any of the leases; Borrower has not received any notice from any tenant under any of the subleases claiming that it is in material default of its obligations under any of the leases, which default if substantiated would entitle such tenant to a set-off or deduction in its rent or a termination of its lease; Borrower has entered into no other contract or agreement affecting the Property not terminable on thirty (30) days' notice except as shown on Exhibit D. All the contracts and agreements listed on Exhibit D (the "Property Agreements") are in full force and effect, represent the entire agreement of the parties thereto with respect to the Property, and are not terminable without cause. There is no default of any payment or other obligation under the Property Agreements by any party thereto and there is no circumstance which with the passage of time or the giving of notice, or both, would ripen into a default of any payment or other obligation under any of the Property Agreements by any party thereto. Borrower has delivered true, correct and complete copies of the Property Agreements to Lender.

Section 2.1.8 Improvements. There are no material structural defects in the improvements located on the Property (the "Improvements") or in installed systems in the Improvements and the same are in good working order; except as disclosed on surveys, plans, or in opinions or in reports delivered by Borrower to Lender, (i) no building or other improvement not included in any part of the Property relies on any part of the Property to fulfill any zoning, building code or other governmental or municipal requirements or for structural support or the furnishing to such building or improvement of any essential building system or utilities and (ii) no building or improvement on the Property relies on any building, improvement or other land not included in any part of the Property to fulfill any zoning, building code or other governmental or municipal requirements or for structural support or the furnishing to such building or improvement of any essential building system or utilities; the plans and surveys delivered by Borrower to Lender are true and correct and accurately reflect the Improvements.

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Section 2.1.9 Utilities. The Property is connected to and serviced by water, solid waste and sewage disposal, storm drainage, fuel for heating and/or air conditioning, electricity and communication facilities which are convenient to the Property and adequate for the current or intended use of the Property.

Section 2.1.10 Insurance. Borrower has delivered to Lender certified copies of each general liability and casualty insurance policy maintained by Borrower, together with a statement for each such policy containing a brief description of any claims pending with respect to such policy; Borrower has delivered to Lender certificates issued by the insurer with respect to each such insurance policy; each of such policies is valid and in full force and effect, without any existing default or condition or fact which, with notice or lapse of time or both, would constitute a default; each of such policies names Lender as loss payee or as an additional insured, as its interests may appear; except as disclosed on such statement, there is no pending claim, action or proceeding arising out of or based upon any of the policies identified.

Section 2.1.11 Compliance With Law. The use and operation of the Property is authorized by, and in compliance with, all zoning, land-use, environmental, building, fire, health, handicap, disability, labor and safety laws, ordinances, rules, regulations, orders and administrative interpretations applicable to the Property; and all licenses, permits or other approvals required for the construction, use and occupancy of the Property have been validly issued by the appropriate authority and are in full force and effect.

Section 2.1.12 Environmental Condition. Borrower has delivered to Lender true and complete copies of all material existing site assessment reports and certifications within its possession or control with respect to the presence or absence of Hazardous Materials on the Property, to the best of the Borrower’s knowledge, and after due inquiry; and except as set forth in such environmental reports provided in writing to Lender, there are no surface or subsurface soil, water, mineral, chemical or environmental conditions which, or which with the passage of time will, require removal or encasement of materials or reporting to any governmental authority or constitute a nuisance, a violation of any federal, state or local environmental protection, maintenance, preservation or improvement statute, regulation or ordinance or otherwise adversely affect the use and operation of the Property; except for fuels and other materials used in the ordinary course of construction of the Improvements, neither Borrower, nor any Principal, any subsidiary, partner, tenant, subtenant or predecessor in interest of any of the foregoing has ever generated, stored, handled or disposed of any Hazardous Materials at the Property or permitted the same. There has been no discharge, spillage, uncontrolled loss, seepage or filtration of any Hazardous Materials at the Property, at any time, by anyone else; the Property does not lie in a flood plain or similar zone which is subject to restrictions on structures or use under applicable laws or regulations.

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Section 2.1.13 Litigation. There is no litigation pending or, to Borrower's Knowledge, threatened, which does or may materially affect the Borrower, any Principal, any tenant, or the Property.

Section 2.1.14 Governmental Actions. There are no condemnation, zoning, environmental or other regulatory proceedings, either instituted or planned to be instituted, that would detrimentally affect in any material respect the use, occupancy and operation of the Property or the value of the Property; there are no commitments to or agreements with any federal, state or local governmental authority or agency affecting the Property in any material respect; there are no unpaid special assessments filed, pending or, to Borrower's Knowledge, proposed, against the Property or any portion thereof, including, without limitation, any street improvement or special district assessments, except as set forth in the Permitted Exceptions, or otherwise approved by Lender; and every filing by Borrower required to be made by any federal, state or local tax authority with respect to any income, sales, excise or other similar tax has been timely and completely filed and each such tax has been timely and completely paid.

Section 2.1.15 Commissions. Borrower has not agreed to pay any brokerage fees, finder's fees or other fees or commissions with respect to the real estate transaction contemplated by this Agreement, and no person is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transaction.

Section 2.1.16 Related Party Transactions. Except only as has been disclosed in writing to the Lender, including managers or principals of Borrower, including any Signature Community entity or related entity, Borrower neither has any contractual relationship or arrangement with nor has made any payment to (i) any Principal, or any Affiliate of Borrower or any Principal or (ii) any entity in which any such Principal or Affiliate has a substantial beneficial interest. None of those parties designated in clauses (i) and (ii) above has entered into any transaction, arrangement or agreement with any entity in which Borrower has a substantial beneficial interest. The term "substantial beneficial interest" as used in this Agreement shall mean legal or equitable ownership, directly or indirectly, by any one person or entity of more than ten percent (10%) of the beneficial interests in an entity or by any three or more persons of twenty-five percent (25%) or more of such beneficial interests. No loans or other advances have been made to Borrower from any of the parties designated in clauses (i) or (ii), or from Borrower to any such person.

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Section 2.1.17 No Omissions. None of the representations or warranties in this Agreement nor any document, statement, certificate, schedule or other information furnished or to be furnished by Borrower or any Principal to Lender (or to any appraiser, engineer, architect, accountant or other employee, agent or contractor retained or employed by Lender) pursuant to this Agreement or in connection with the Notes or the transaction contemplated herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of facts contained therein not misleading.

Section 2.2 Liability. Claims for breaches of the representations and warranties made in Section 2.1 shall survive the issuance of the Notes, notwithstanding any investigation which Lender may make or be entitled to make concerning the subject matter of any representation or warranty. In addition, Borrower agrees to indemnify Lender against and hold Lender harmless from all losses, costs, damages, liabilities and expenses (including without limitation reasonable attorneys fees) caused by any breach of any representation or warranty hereunder.

ARTICLE III - COVENANTS

Section 3.1 Operations. Borrower shall comply with the following provisions with respect to operation of the Property.

Section 3.1.1 Maintenance. Borrower shall maintain and repair or cause to be maintained and repaired the Improvements in good condition and repair, ordinary wear and tear excepted, consistent with other comparable well maintained buildings and improvements, and will promptly make or cause to be made any repairs and replacements necessary to comply herewith, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen. All repairs made or caused to be made by Borrower shall be of a quality and class which will maintain the quality and standards of the Improvements as originally constructed, as the quality thereof may be upgraded by renovation or replacement, ordinary wear and tear excepted. Borrower shall in any event make or cause to be made all repairs necessary to avoid any structural damage or injury to the Improvements and to keep the Improvements (or cause the Improvements to be kept) in a proper condition for their intended uses. All work shall be done in a good and workmanlike manner, and in compliance with all applicable requirements. Borrower shall constantly keep the Improvements (or cause the Improvements to be kept) completely fitted, equipped and furnished, in a manner consistent with the operating practices applicable to comparable buildings and improvements.

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Section 3.1.2 The Leases and Other Agreements. No lease or other agreement for occupancy of all or part of the Property or other contract or agreement relating to the Property or any part thereof, whether now existing or hereafter arising (the "Leases") shall be entered into, extended, severed, terminated or otherwise modified or amended in any material respect without the prior consent of Lender, which may be withheld in Lender's sole discretion (unless same is on arm length terms in which case no consent of Lender shall be required for any Leases or amendment or termination of Leases). Borrower shall faithfully perform all of its obligations under the Leases. Borrower shall hold all tenant security deposits in compliance with applicable legal requirements. Borrower shall timely comply in all material respects with all of the terms, agreements, obligations, covenants, restrictions and warranties expressed as binding upon it under the Leases. Borrower shall not cause or permit any act or omission to occur at the Property if such act or omission gives rise to the right of any other party to any such lease, contract or agreement to purchase all or any portion of the Property. Decisions by Borrower in its capacity as landlord under the Leases to grant or withhold its approval or consent, or to evidence its satisfaction or dissatisfaction, whenever such approval, consent or satisfaction is required under the Leases, or to exercise or not to exercise any option or election or right of termination, shall require the prior consent of Lender, which consent may be withheld in Lender's sole discretion. Promptly after execution of each new Lease, Borrower shall provide Lender with a subordination, non-disturbance and attornment agreement in form and content satisfactory to Lender. Borrower shall faithfully perform all of its obligations under the Property Agreements and any other contract or agreement relating to the Property or any part thereof hereafter arising, and shall use best efforts to cause the other parties to such agreements faithfully to perform their obligations thereunder. Decisions by Borrower to grant or withhold its approval or consent, or to evidence its satisfaction or dissatisfaction, whenever such approval, consent or satisfaction is required under such agreements shall require the prior consent of Lender, which consent may be withheld in Lender's sole discretion. Borrower shall not extend, sever, terminate or otherwise modify or amend in any material respect any of such agreements without the prior consent of Lender, which may be withheld in Lender's sole discretion.

Section 3.2 Transfers.

Section 3.2.1 Borrower’s Legal Existence. Borrower shall at all times remain in legal existence and duly qualified to own property and transact business in all locations where its property is owned or its business is conducted. Borrower shall at all times remain a single-purpose entity which shall engage in no business other than the ownership and operation of the Property.

Section 3.2.2 Operating Agreement. The Borrower has delivered to the Lender its Operating Agreement dated as of the date hereof (the “Operating Agreement”). The Operating Agreement shall not be amended nor terminated, nor shall any provision thereof be waived, without the prior consent of Lender. The Borrower shall at all times remain in legal existence and duly qualified to own property and transact business in all locations where its property is owned or its business is conducted. There shall be no substitute or additional members of Borrower and no transfer, pledge or issuance of direct or indirect interests in Borrower or its members without the prior consent of Lender, which consent may be given or withheld in Lender's sole and absolute discretion.

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Section 3.3 Accounting.

Section 3.3.1 Financial Procedures. Borrower shall establish with Lender's approval guidelines concerning financial operating procedures, including the establishment and location of bank accounts, maintenance of account balances, signatories, borrowing authorities and procedures and other similar matters. Such guidelines may be amended from time to time by Borrower with the written consent of Lender, which consent shall not be unreasonably withheld or delayed and shall comport with general accounting procedures. Borrower shall comply with such guidelines as they are in effect from time to time.

Section 3.3.2 Books and Records. Borrower shall keep or cause to be kept on an accrual basis full, true and complete books of account in which shall be entered fully and accurately all transactions of Borrower. The fiscal year of Borrower shall be the calendar year and the Borrower's books shall be kept on that basis. All of Borrower's books of account, an executed copy of the Operating Agreement, a complete list of the names and addresses of its members, its income tax returns, the tax returns of each partnership or corporation in which it holds any interest and all contracts, files, correspondence and other books, records and papers of Borrower and any wholly-owned subsidiary entities shall at all times be maintained at the principal office of Borrower and shall be available during normal business hours for the inspection and examination of Lender or its representatives, who shall have the right to make copies thereof at its own expense. Borrower shall promptly and fully provide all further information and answer all inquiries which Lender may make or request from time to time.

Section 3.3.3 Financial Statements: During the term of the Loans, the Borrower shall keep books of account in accordance with generally accepted accounting principals. The Borrower shall cause to be delivered financial statements and information as required by the Lender, in form and substance satisfactory to the Lender, including, without limitation:

(a)	Updated Property Summary Sheet (on Bank form), completed, signed and dated, for any real estate in which the Borrower has an interest;
(b)	Complete copies of annual federal income tax returns, signed, dated and filed, for any corporation, realty trust and/or partnership in which the Borrower has an interest; and
(c)	Any further financial information as the Bank may require from time to time, in its sole and exclusive discretion.

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ARTICLE IV - DEFAULT AND REMEDIES

Section 4.1 Events of Default. Any one or more of the following acts, events or circumstances shall constitute an Event of Default:

Section 4.1.1 Default Under Loan Documents. The failure to pay or perform any amount or obligation under the Notes, the Mortgage, this Agreement or any other of the Loan Documents.

Section 4.1.2 Representations and Warranties. The failure of any representation, warranty or certification by Borrower to be true and complete in any material respect.

Section 4.1.3 Transfers of Interest. The sale, encumbrance or disposition of the Property, or the transfer of any direct or indirect interest in Borrower in violation of this Agreement or any agreement governing or pertaining to the Borrower.

Section 4.1.4 Other Defaults Under this Agreement. Any failure by Borrower to observe or perform any obligation to be performed by it under this Agreement.

Section 4.1.5 Defaults Under Other Loan Documents. Any default under the Notes or any other Loan Document.

Section 4.1.6 Dissolution. Any dissolution of Borrower.

Section 4.1.7 Defaults Under Other Agreements. Any failure by Borrower to perform any obligation to be performed by it under any obligation or agreement by which it is bound, or any failure by any affiliate of Borrower to perform any obligation to be performed by it under any obligation or agreement by which it is bound affecting the Property.

Section 4.1.8 Voluntary Bankruptcy. Any of the following acts or omissions by Borrower: (i) admission in writing that it is unable to pay its debts as such debts become due; (ii) making of an assignment for the benefit of its creditors; (iii) filing of a voluntary petition under Title 11 of the United States Code; (iv) filing of any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy code or any other bankruptcy or insolvency statute or law; (v) seeking, consenting to or acquiescing in the appointment of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Borrower or of all or any substantial part of any of its assets or properties.

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Section 4.1.9 Involuntary Bankruptcy. The commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other bankruptcy or insolvency statute or law, or the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of such person or of all or any substantial portion of its properties, unless such appointment shall not have been vacated within thirty (30) days after such appointment or, if such appointment is stayed on appeal or otherwise, within thirty (30) days after the expiration of any such stay.

Section 4.2 Remedies. If and for as long as any Event of Default exists, Lender shall have and may exercise, without notice except as otherwise provided herein, concurrently, successively or in such other manner as Lender may elect, all remedies which may be available at law or in equity, including, without limitation, those hereafter expressly enumerated in this Section 4.2. Except as may be required by law, Lender shall not be required to accept the tender of cure of any Event of Default after the exercise of any remedy has been commenced.

Section 4.2.1 Acceleration. Lender may declare the entire principal sum of the Notes, together with all accrued but unpaid interest and any other charges to be due and payable immediately or at such time and under such conditions as Lender may elect by notice to Borrower, and may exercise any or all of its remedies under this Agreement, the Security Instruments and the other Loan Documents.

Section 4.2.2 Management of Property by Receiver. Lender shall have the right, but not the obligation, to appoint a receiver to take over all or any part of the control and management of the Property. Upon receipt of notice that Lender elects to exercise such right, Borrower will turn over to Lender's receiver all check books, books of account, contracts, files, records and all other papers of Borrower, and all funds belonging to, deposited with or held by Borrower, and the Principals of Borrower will refrain from taking any further actions with respect to any aspect of control or management which Lender's receiver has taken over; provided, however, that Borrower and the Principals of Borrower will cooperate fully with Lender's receiver and will take or confirm such actions as Lender's receiver may request, including without limitation executing any instruments or other documents which Lender's receiver may request in the exercise of its powers hereunder. Borrower hereby grants to Lender or any appointed receiver the right to take any action which Borrower might take in connection with the control or management of its business and affairs (whether or not otherwise permitted by this Agreement), including, without limitation, executing in the name of Borrower deeds of trust, security agreements, assignments, assumptions, releases and other documents or instruments, whether or not of the same kind. All expenses reasonably incurred by Lender or its receiver in exercising the rights and powers granted by this paragraph shall be reimbursed by Borrower upon demand.

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Section 4.2.3 Specific Enforcement - Injunctions. Many of the rights of Lender under this Agreement, whether arising from an Event of Default or otherwise, relate to unique assets and to restrictive covenants, including the right to preclude any Principal from taking various actions. Borrower and Lender recognize that Lender will not obtain the full benefit of its bargain through the receipt of money damages but must receive specific performance of the terms of this Agreement. Accordingly, Borrower and Lender hereby express their intention that a court award equitable relief and enforce specifically the rights of Lender under this Agreement.

All rights and remedies accorded to Lender by this Agreement, by the Mortgage and the other Loan Documents and by law are separate and cumulative and not alternative and may be pursued separately, successively or concurrently at Lender's sole option. All covenants hereof shall be construed as affording to Lender rights additional to and not exclusive of the rights conferred under any provision of any applicable state or local law.

ARTICLE V - ASSIGNMENT

Section 5.1 Lender Transfers. The Notes may be negotiated or assigned in whole or in part by Lender from time to time. The term "Lender" as used in this Agreement shall refer to the holder or holders of the Notes from time to time. Lender shall have the right to assign, participate, syndicate or transfer any or all of its investment in the Loans, including sales through one or more private placements or publicly registered offerings. Borrower shall, without expense to Borrower, cooperate with Lender to effect such transactions, provide such information as may be necessary, and execute documentation as requested by Lender in connection therewith, including amendments or restatements of the Loan Documents so long as such amendments or restatements do not alter the essential business terms thereof.

ARTICLE VI - GENERAL PROVISIONS

Section 6.1 Notes to Be Debt. It is expressly acknowledged and agreed that (i) the Notes are intended to be and shall constitute indebtedness of Borrower, (ii) the holder or holders of the Notes shall be a debt holder and (iii) Borrower and the holder or holders of the Notes shall treat the Notes as indebtedness on all tax returns or other reports at any time filed with the United States Internal Revenue Service and any state or local tax authorities. Lender shall not be a partner in or have any liability in connection with any obligation or liability of Borrower. Proceeds from the Notes, however may be utilized by Borrower’s affiliate company, Presidential Realty Corporation.

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Section 6.2 Notices. Any notice, exercise of option or election, communication, consent, approval, expression of satisfaction, request or other document or demand required or permitted under this Loan Agreement shall be in writing, shall be deemed delivered on the earlier of (a) the date received, or (b) one (1) day after delivery to Federal Express or another guaranteed overnight delivery service, postage prepaid, addressed as follows:

(i) To Borrower:	Palmer-Mapletree LLC
c/o Alexander Ludwig, Manager
9 East 40th Street, Suite 900
New York, NY 10016

(ii) To Lender:	Country Bank for Savings
75 Main Street
Ware, MA 01082-2003
Commercial Loan Department

Any party may, from time to time, change the address at which such written notices or elections, communications, requests, or other documents or demands are to be mailed, by giving the other party ten (10) days' written notice of such changed address in the manner hereinabove provided.

Section 6.3 Captions. Any titles or captions contained in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or play any role in the construction or interpretation hereof.

Section 6.4 Pronouns; Singular and Plural. The pronouns herein shall be deemed to refer to the masculine, feminine and neuter, and all singular words shall include the plural and vice versa, as the identification of persons, entities or things intended to be included therein may require.

Section 6.5 Binding Effect. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, successors and all persons hereafter having or holding any interest in Borrower or the Notes. Without limiting the foregoing, in the event that Borrower should be dissolved and reconstituted one or more times in accordance with the terms of the Operating Agreement, the term "Borrower" shall mean and refer to Borrower as so reconstituted from time to time.

Section 6.6 Entire Agreement. This Agreement, including all Exhibits hereto, and the Notes contain the entire understanding between the parties and supersede any prior understanding and agreements between them with respect to the subject matter hereof. There are no agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed in this Agreement, in the Notes or in the ancillary documents contemplated by this Agreement.

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Section 6.7 Severability. If for any reason any word, phrase or provision of this Agreement or of the Notes or any of the other Loan Documents is held to be invalid or unenforceable by final decree of any court of competent jurisdiction, all other words, phrases and provisions hereof shall remain in full force and effect, and such court shall reform such portion so as to give maximum permissible effect to the intention of the parties as expressed therein.

Section 6.8 Waivers and Amendments. No waiver or consent shall be effective under this Agreement, the Notes or any other Loan Document unless it is in writing, unambiguous and executed by the party against which enforcement thereof is sought. A waiver or consent shall be effective only with respect to the specific event or circumstances for which it is given and not any subsequent occurrence, unless otherwise expressly stated therein. This Agreement may be amended only by a written instrument executed by Borrower and by Lender.

Section 6.9 CHOICE OF LAW AND FORUM. THE INTERPRETATION, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND OF THE NOTES SHALL BE GOVERNED IN ALL RESPECTS BY THE LOCAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES. ANY LEGAL PROCEEDINGS COMMENCED BY LENDER OR BORROWER ARISING OUT OF ANY OF THE TRANSACTIONS OR OBLIGATIONS CONTEMPLATED BY THIS AGREEMENT OR THE NOTES SHALL BE BROUGHT IN THE STATE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS. THE LENDER AND THE BORROWER EACH IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREE TO TAKE ANY AND ALL FUTURE ACTION NECESSARY TO SUBMIT TO SUCH JURISDICTION, (B) WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS AND (C) WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 6.10 Lender's Costs. Borrower shall reimburse Lender on demand for any and all payments made or costs incurred in connection with the Loans, the preparation, interpretation and enforcement of the Loan Documents, or any refinancing occurring pursuant to this Agreement, including, without limitation, attorneys' fees and disbursements (including such fees and disbursements incurred in appellate, bankruptcy or insolvency proceedings), any mortgage taxes, intangibles tax, sales tax, transfer tax, title insurance premiums, engineering costs and financing fees and commissions. Borrower shall indemnify Lender against any cost, claim, loss, liability, damage, or expense (including attorneys' fees) in connection therewith. All payments and costs required to be paid to Lender under this Section 6.10 shall bear interest at the rate of default interest (as defined in the Notes) from the day of billing until paid.

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Section 6.11 Litigation Expenses. Borrower shall indemnify Lender against any cost, claim, loss, liability, damage or expense (including attorneys’ fees) in connection with any litigation with any third party relating to the Loan Documents.

Section 6.12 Estoppels. Within ten (10) days following a written request from the Lender, the Borrower shall deliver to the Lender a statement as to (a) whether this Agreement, the Notes and ancillary agreements contemplated in this Agreement are in full force and effect and have not been amended, (b) the unpaid balance of principal under the Notes, including the date and amount of the last payment of any of such amounts and (c) whether there exists any Event of Default or, any circumstance which with the giving of notice, the passage of time or both would constitute an Event of Default.

Section 6.13 Exculpation of Lender. Notwithstanding anything to the contrary contained in this Agreement or any Loan Document, neither Lender nor any employee, agent, officer, director or shareholder of Lender shall have any personal liability with respect to the performance by Lender of its obligations under this Agreement, any Loan Document or the transaction evidenced thereby. The sole recourse of Borrower (or any person or party claiming by, through or under Borrower) shall be to Lender's interest under the Loan Documents. Neither Borrower, nor any person claiming by, through or under Borrower, shall seek to obtain any deficiency or any money judgment against Lender or any employee, agent, officer, director or shareholder of Lender.

Section 6.14 Counterparts and Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one (1) Agreement. The signature pages from such counterparts may be detached from and reattached to other counterparts in order better to evidence the execution of this Agreement by all of the parties hereto.

Section 6.15 Demand Note. THE BORROWER COVENANTS ACKNOWLEDGES AND AGREES that the Demand Note shall, at all times, be due and payable ON DEMAND, notwithstanding anything to the contrary herein or in any other document.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the day and year first above written.

Witness:	PALMER-MAPLETREE, LLC

	By:	/s/ Nickolas W. Jekogian
Nickolas W. Jekogian, Manager

	By:	/s/ Alexander Ludwig
Alexander Ludwig, Manager

COUNTRY BANK FOR SAVINGS

	By:	/s/ Phil B. Goncalves
Phil B. Goncalves, First Vice President

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